Consent of Independent Certified Public Accountant

         I consent to the use in this Registration Statement on Form SB-2 of my report dated August 8, 2001, relating to the financial statements of Riverside RV Rentals (a proprietorship), SEC File No. 333-72032, and to the reference to my firm under the caption "Experts" in the Prospectus.

                                        /s/ Quintanilla

                                        A Professional Accountancy Corporation
                                        Laguna Niguel, California

                                        December 21, 2001